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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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        date of Report (Date of earliest event reported) January 9, 2005

                            COX COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


              1-6590                                  58-2112288
     (Commission File Number)            I.R.S. Employer Identification Number)


 1400 Lake Hearn Drive Atlanta, Georgia              30319
(Address of Principal Executive Offices)           (Zip Code)


                                 (404) 843-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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Item 8.01.   Other Events.

Liberate Technologies

On January 9, 2005, a subsidiary of Cox Communications, Inc. ("CCI") entered into a joint venture with a subsidiary of Comcast Corporation, and the joint venture (Double C Technologies, LLC) reached agreement with Liberate Technologies to acquire substantially all of the assets of Liberate's North American business for approximately $82 million in cash. Under the agreement, Double C Technologies will acquire patents and other intellectual property for a software platform being developed by Liberate that is intended to provide cable operators with a flexible platform to add new digital cable products and applications, and the joint venture also will assume certain limited liabilities related to Liberate's North American business. The acquisition agreement will not become effective until the dismissal of Liberate's bankruptcy appeal, which Liberate has agreed to actively pursue. To that end, Liberate has stated that on January 10, 2005, Liberate filed a motion in the U.S. District Court for Northern California to dismiss the appeal of its bankruptcy case dismissal. In addition, the agreement between Double C Technologies and Liberate is subject to Liberate shareholder approval, Hart-Scott-Rodino antitrust approval and other customary closing conditions. Concurrent with the effectiveness of the acquisition agreement, the Chairman and CEO of Liberate also will enter into an agreement with Double C Technologies pursuant to which he has agreed to vote all Liberate shares beneficially owned by him, comprising approximately 12% of the outstanding shares of Liberate, in favor of the transaction.

Double C Technologies is majority owned and controlled by Comcast, and CCI is the only minority member. CCI has agreed to contribute approximately $30 million to the joint venture business, if and when the necessary approvals are obtained, to consummate the acquisition of Liberate's North American and to fund initial operating expenses. CCI expects to finance its contribution through cash generated by operating activities, borrowings under its revolving credit facilities, commercial paper borrowings or a combination of these sources.


Joint Tender Offer and Merger Update

As previously reported, at midnight on December 2, 2004, the joint tender offer by CCI and Cox Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Cox Enterprises, Inc. ("CEI"), for all of CCI's Class A common stock not beneficially owned by CEI at a price of $34.75 per share expired as scheduled. On December 8, 2004, Holdings purchased the approximately 190.5 million shares of CCI Class A common stock properly tendered and delivered, which represented more than 90% of Cox's outstanding Class A common stock when combined with the Class A common stock owned by Holdings and Cox DNS, Inc., another wholly-owed subsidiary of CEI.

Also as previously reported, effective as of 4:01 p.m. on December 8, 2004, CCI was merged with CEI-M Corporation, a wholly-owned subsidiary of CEI, with CCI as the surviving corporation, in accordance the terms of the Agreement and Plan of Merger, dated as of October 19, 2004, among CEI, Holdings, CEI-M Corporation and CCI. Upon consummation of the merger, the outstanding shares of CCI Class A common stock that were not validly tendered in the tender offer were cancelled and converted into the right to receive $34.75 per share in cash.

Since completion of the merger on December 8th and through January 12, 2005, CCI has paid merger consideration of approximately $1,718.5 million in the aggregate to holders representing approximately 49.5 million cancelled CCI shares. CCI will pay for the remaining approximately 0.7 million cancelled CCI shares as such shares are surrendered for payment.



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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



    Dated: January 13, 2005


                                  COX COMMUNICATIONS, INC.

                                  By:/s/ Jimmy W. Hayes
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                                     Jimmy W. Hayes
                                     Executive Vice President, Finance and
                                     Chief Financial Officer